                                                                    Exhibit 4.17

                                   $75,000,000

                             ASM INTERNATIONAL N.V.

                  5.25% CONVERTIBLE SUBORDINATED NOTES DUE 2010

                             SUBSCRIPTION AGREEMENT

April 28, 2003

                                                                  April 28, 2003

Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

Dear Sirs and Mesdames:

     ASM International N.V., a public limited liability company organized under the laws of the Netherlands (the "Company"), proposes to issue and sell to Morgan Stanley & Co. Incorporated ("Morgan Stanley") $75,000,000 principal amount of its 5.25% Convertible Subordinated Notes due 2010 (the "Firm Securities") to be issued pursuant to the provisions of an Indenture, to be dated on or about May 6, 2003 (the "Indenture") between the Company and Citibank N.A, as Trustee (the "Trustee"). The Company also proposes to issue and sell to Morgan Stanley not more than an additional $15,000,000 principal amount of its 5.25% Convertible Subordinated Notes due 2010 (the "Additional Securities") if and to the extent that you shall have determined to exercise the right to purchase such 5.25% Convertible Subordinated Notes due 2010 granted to Morgan Stanley in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "Securities". The Securities will be convertible into common shares, (euro)0.04 par value, of the Company (the "Underlying Securities") registered with the Company either in the United States (in book-entry form) or in the Netherlands (in bearer form or book-entry form) subject to certain restrictions contained in the Indenture.

     The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers ("QIBs") in compliance with the exemption from registration provided by Rule 144A under the Securities Act ("Rule 144A") and in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S").

     Morgan Stanley and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be dated on or about May 6, 2003 between the Company and Morgan Stanley (the "Registration Rights Agreement").

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

          (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and
     (ii) the Preliminary Memorandum does not contain and the Final Memorandum, as of the date hereof and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to Morgan Stanley furnished to the Company in writing by Morgan Stanley expressly for use therein.

          (b) The financial statements of the Company and its subsidiaries (including all notes and schedules thereto) included or incorporated by reference in either Memorandum present fairly the financial position, the results of operations, the statements of cash flows and the statements of shareholders' equity and the other information purported to be shown therein of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply; and such financial statements and related schedules and notes have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made.

          (c) The Company and each of its consolidated subsidiaries (each such subsidiary, referred to herein as a "subsidiary") is a corporation, limited liability company or the like, duly organized, validly existing and duly qualified to do business and, where such concept is legally relevant, is in good standing as a foreign corporation or other business organization in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company and each of its subsidiaries has all requisite corporate or other business organization power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates, designations, declarations and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which Permits are valid and in full force and effect, as described in each Memorandum, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company or any of its subsidiaries thereunder.

          (d) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Indenture, and the issuance and sale of the Securities by the Company. Each of this Agreement, the Indenture and Registration Rights Agreement has or will be duly and validly authorized, executed and delivered by, and constitutes and will constitute a valid and binding agreement of, the Company, and the Indenture is enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of reasonableness and fairness.

          (e) The Company and each of its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, logos, copyrights, copyright applications, licenses, trade secrets, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for or used in the conduct of its business. Except as disclosed in each Memorandum, (i) neither the Company nor any of its subsidiaries has received any notice of, or is aware of, any infringement of or conflict with any rights of others with respect to the Company's use of any Intangibles, and (ii) neither the Company nor any of its subsidiaries has given notice of, or is aware of, any third parties that are infringing or are in conflict with any rights of the Company or any of its subsidiaries in any Intangibles, except in each case where such infringement or conflict, individually or in the aggregate, would not have a Material Adverse Effect.

          (f) The Company and each of its subsidiaries has good and marketable title to all real property and good and marketable title to all personal property described in each Memorandum as being owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in each Memorandum or, individually or in the aggregate, would not have a Material Adverse Effect. Any real property and buildings described in each Memorandum as being held under lease by the Company or any of its subsidiaries are held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in each Memorandum or, individually or in the aggregate, would not have a Material Adverse Effect.

          (g) There are no legal or governmental proceedings (including proceedings by or before the Dutch Securities Board (Autoriteit Financiele Markten) or Euronext Amsterdam Stock Exchange or any other regulatory or other governmental body) pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that, individually or in the aggregate, would not have a Material Adverse Effect, or would not materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum.

          (h) Neither the Company nor any of its subsidiaries is in violation of any term or provision of any of its organizational documents or of any franchise, license or other agreement, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Registration Rights Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the deed of incorporation or articles of association of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Registration Rights Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states and governments and non-U.S. jurisdictions in connection with the offer and sale of the Securities.

          (j) The Company has authorized, issued and paid up share capital as set forth under the caption "Description of Share Capital" in each Memorandum (except for any additional shares pursuant to stock option and purchase plans described in each Memorandum). All of the issued and outstanding common shares of the Company have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of capital stock of the Company or its subsidiaries or any such rights pursuant to its organizational documents or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or is bound, except for rights pursuant to Netherlands law and the Articles of Association of the Company which have been waived. Except as disclosed in each Memorandum, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, any such capital stock. All outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued and are fully paid. Except as set forth in each Memorandum, all outstanding shares of capital stock of each subsidiary are owned directly by the Company or by another wholly-owned subsidiary of the Company, free and clear of any security interests, liens, encumbrances, equities or claims.

          (k) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by Morgan Stanley in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, moratorium of payments and similar laws or regulations affecting creditors' rights generally and principles of reasonableness and fairness, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued; and the Securities conform in all material respects to the description thereof contained in each Memorandum.

          (l) The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights; the Underlying Securities conform in all material respects to the description thereof contained in each Memorandum.

          (m) Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors or of any other third party with which the Company has a contractual or other relationship which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (n) Neither the Company nor any of its subsidiaries has taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities or the Underlying Securities to facilitate the sale or resale of any of the Securities.

          (o) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company and its subsidiaries and the results of operations of the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (p) The Company and its subsidiaries and their respective directors and, where such concept is legally relevant, officers are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts, if any, as are customary in the businesses in which they are engaged or propose to engage; the Company and each of its subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

          (q) (i) The Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business; (ii) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company or its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and
     (v) no property which is or has been owned, leased or occupied by the Company or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq. ("CERCLA 1980"), or otherwise designated as a contaminated site under applicable federal, state, local or non-U.S. law, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under CERCLA 1980.

          (r) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

          (s) The Company is not, and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Final Memorandum, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (t) None of the Company, its subsidiaries or any other person associated with or acting on behalf of the Company or its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

          (u) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the underwriting discounts and commissions contemplated hereby.

          (v) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities or the Underlying Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (w) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities or the Underlying Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to Morgan Stanley.

          (x) It is not necessary in connection with the offer, sale and delivery of the Securities to Morgan Stanley in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (y) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (z) The Company meets all the conditions necessary for the use of Form F-3 under the Securities Act and the rules and regulations promulgated thereunder.

          (aa) Neither the Company nor any of its subsidiaries currently is, and the Company will use its best efforts so that none of them will become, a personal holding company within the meaning of Section 542 of the Internal Revenue Code of 1986, as amended (the "Code") (a "PHC") or a foreign personal holding company within the meaning of Section 552 of the Code (a "FPHC"), for its current taxable year.

          (bb) The Company is not and upon the consummation of the transactions described hereby and the application of the proceeds as described in the Preliminary Memorandum under the caption "Use of Proceeds" will not become a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the Code and will use its best efforts to continue to manage its business so as to avoid PFIC status. If the Company becomes a PFIC, it will comply with all the requirements of the Code so that its shareholders will be able to elect to treat the Company as a "qualified electing fund" within the meaning of section 1295 of the Code.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to Morgan Stanley, and Morgan Stanley, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the Firm Securities at a purchase price of 96.5% of the principal amount thereof (the

"Purchase Price") plus accrued interest, if any, from the date of issuance of the Firm Securities to the Closing Date.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to Morgan Stanley the Additional Securities, and Morgan Stanley shall have the right to purchase from time to time up to $15,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. If you elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the Closing Date which notice shall specify the principal amount of Additional Securities to be purchased by you and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period ending 90 days after the date of the Final Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement or (B) the issuance by the Company of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which Morgan Stanley has been advised in writing or which is disclosed in the Preliminary Memorandum, or (C) the grant of up to an aggregate amount of 200,000 options over common shares or common shares under the Company's existing stock, incentive, dividend reinvestment and other employee ownership or benefit plans as described in the Preliminary Memorandum.

     3. Terms of Offering. You have advised the Company that you will make an offering of the Securities purchased hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

     4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in funds immediately available in New York against delivery of such Firm Securities for your account at 10:00 a.m., New York time, on Tuesday, May 6, 2003, or at such other time on the same or such other date, not later than Friday, May 16, 2003, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for any Additional Securities shall be made to the Company in funds immediately available in New York against delivery of such Additional Securities for your account at 10:00 a.m., New York time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than 10 business days after the date of such notice, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     Certificates for the Securities shall be in global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for your account, with any transfer taxes payable in connection with the transfer of the Securities to Morgan Stanley duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

     5. Conditions to Morgan Stanley's Obligations. Morgan Stanley's obligation to purchase and pay for the Firm Securities on the Closing Date is subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum provided to prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

          (b) Morgan Stanley shall have received on the Closing Date a certificate, dated the Closing Date and signed by a member of the Management Board of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The member of the Management Board signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) Morgan Stanley shall have received on the Closing Date an opinion of Quarles & Brady LLP, U.S. counsel for the Company, to the effect set forth in Exhibit A-1, an opinion of Stibbe, Netherlands counsel for the Company, to the effect set forth in Exhibit A-2, an opinion of Jennifer Cheung & Co., Hong Kong counsel for the Company, to the effect set forth in Exhibit A-3, an opinion of Sumio Takeuchi Law Offices, Japanese counsel for the Company, to the effect set forth in Exhibit A-4, and an opinion of Baker & McKenzie, Netherlands tax counsel for the Company, to the effect set forth in Exhibit A-5, in each case dated the Closing Date. Such opinions shall be rendered to Morgan Stanley at the request of the Company and shall so state therein.

          (d) Morgan Stanley shall have received on the Closing Date an opinion of Davis Polk & Wardwell, U.S. counsel for Morgan Stanley, to the effect set forth in Exhibit B-1 dated the Closing Date.

          (e) Morgan Stanley shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to Morgan Stanley, from Deloitte & Touche Accountants, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (f) The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and (i) each member of the Company's management board and (ii) the chairman of the Company's supervisory board relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (g) Morgan Stanley shall have received counterparts of the Registration Rights Agreement duly executed by the Company.

          (h) Morgan Stanley shall have received a copy of the Indenture duly executed by each of the parties thereto.

     Morgan Stanley's obligation to purchase Additional Securities hereunder is subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Additional Securities and other matters related to the execution and authentication of the Additional Securities.

     6. Covenants of the Company. In further consideration of the agreements of Morgan Stanley contained in this Agreement, the Company covenants with Morgan Stanley as follows:

          (a) To furnish to you in New York, without charge, prior to 10:00 a.m. New York time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

          (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by Morgan Stanley, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for Morgan Stanley, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to Morgan Stanley, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

          (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to Morgan Stanley, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to Morgan Stanley, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for Morgan Stanley in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all document production charges in connection with the preparation of this Agreement, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, Morgan Stanley will pay all of its costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Securities by it and any advertising expenses connected with any offers it may make.

          (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (g) Not to solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h) While any of the Securities or the Underlying Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (i) If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

          (j) None of the Company, its Affiliates or any person acting on its or their behalf (other than Morgan Stanley) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than Morgan Stanley) will comply with the offering restrictions requirement of Regulation S.

          (k) During the period of two years after the Closing Date or the Option Closing Date, if later, the Company will not, and will not permit any of its Affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities or the Underlying Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (l) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

          (m) To ensure that the Dutch Securities Board (Autoriteit Financiele Markten) is furnished with a copy of the Preliminary Memorandum and the Final Memorandum prior to any issuance of the Securities, pursuant to
     Article 2 section 2 of the Exemption Regulation under the Dutch Securities Act 1995 (Vrijstellingsregeling Wet toezicht effectenverkeer 1995).

     7. Offering of Securities; Restrictions on Transfer. (a) Morgan Stanley represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Morgan Stanley agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

(b) Morgan Stanley represents, warrants, and agrees with respect to offers and sales outside the United States that:

          (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

          (ii) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

          (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

          (iv) it has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (or Option Closing Date, if later), only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither Morgan Stanley, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and it, its Affiliates and any such persons have complied and will comply with the offering restrictions requirements of Regulation S;

          (v) it (A) has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) has complied and will comply at your own cost with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by you in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

          (vi) the Securities which it purchases will be purchased by it as principal and it has not offered or sold, and will not offer or sell, any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including Japanese corporations), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including Japanese corporations), except as permitted under the applicable laws of Japan;

          (vii) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the final closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act, including for the avoidance of doubt, the Category 2 offering restrictions contained in Rule 903(b)(2) of the Securities Act. Terms used above have the meaning given to them by Regulation S"; and

          (viii) it has complied and shall comply with Section 2(1)of the Exemption Regulation pursuant to the Dutch Act for the Supervision of Securities Trading 1995 (Vrijstellingsregeling Wet toezicht effectenverkeer
     1995), according to which the Securities (including rights representing an interest in any of the Securities in global form) may only be offered, transferred, delivered or sold as part of its initial distribution or at any time thereafter, directly or indirectly, to individuals or legal entities who or which trade or invest in securities in the conduct of their profession, or trade, which include banks, brokers, dealers, insurance companies, pension funds and other institutional buyers, and commercial enterprises which regularly, as an ancillary activity, invest in securities.

     Terms used in this Section 7(b) have the meanings given to them by Regulation S.

     8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to Morgan Stanley furnished to the Company in writing by Morgan Stanley expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Memorandum shall not inure to the benefit of Morgan Stanley, or any person controlling Morgan Stanley or any affiliate of Morgan Stanley, from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of Morgan Stanley, controlling person or affiliate to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) thereof.

     (b) Morgan Stanley agrees to indemnify and hold harmless the Company, its directors, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Morgan Stanley, but only with reference to information relating to Morgan Stanley furnished to the Company in writing by Morgan Stanley expressly for use in either Memorandum or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Morgan Stanley on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of Morgan Stanley on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Morgan Stanley on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by Morgan Stanley, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of Morgan Stanley on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Morgan Stanley and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and Morgan Stanley agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, Morgan Stanley shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that Morgan Stanley has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of Morgan Stanley or any person controlling Morgan Stanley or by or on behalf of the Company, its directors, or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

     9. Termination. Morgan Stanley may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or Euronext Amsterdam Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the

United Kingdom or the Netherlands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State, European or Dutch authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

     10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If this Agreement shall be terminated by Morgan Stanley, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse Morgan Stanley for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by Morgan Stanley in connection with this Agreement or the offering contemplated hereunder.

     11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. Submission to Jurisdiction. The Company expressly accepts jurisdiction of any federal or state court sitting in the County of New York in respect of any suit, proceeding or other action against the Company instituted by Morgan Stanley or by any person controlling Morgan Stanley as to which Morgan Stanley or any such controlling person is a party and based upon this Agreement arising out of the offering made by each Memorandum or any purchase or sale of securities in connection therewith. The Company hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Securities or this Agreement or otherwise relating to the offering, issuance and sale of the Securities in any federal or state court sitting in the County of New York and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the sale of the Securities or this Agreement rendered by any such federal court or state court shall be conclusive and, subject to any limitations on enforcement, may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     14. Consent to Service of Process. By the execution and delivery of this Agreement, the Company hereby designates and appoints Corporation Service Company as the authorized agent of the Company, upon whom process may be served in any suit, proceeding or other action against the Company instituted by Morgan Stanley or by any person controlling Morgan Stanley as to which Morgan Stanley or any such controlling person is a party and based upon this Agreement arising out of the offering made by each Memorandum or any purchase or sale of any securities in connection therewith. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to Morgan Stanley shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to Morgan Stanley. The Company further agrees that service of process upon its authorized agent or successor (and written notice of said service to the Company mailed by certified mail or delivered) shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformity with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty. Nothing contained in this Agreement shall affect or limit the right of Morgan Stanley to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of Morgan Stanley to bring any action or proceeding against the Company or any of its property in the courts of any other jurisdiction. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designations and appointments or such substitute designations and appointments in full force and effect for a period of six years from the date hereof. The Company hereby agrees with Morgan Stanley to the exclusive jurisdiction of the courts of the State of New York, or the federal courts sitting in the County of New York, in connection with any action brought by the Company.

     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                         Very truly yours,

                                         ASM INTERNATIONAL N.V.


                                         By: /s/ Robert L. de Bakker
                                             -----------------------------------
                                             Name:  Robert L. de Bakker
                                             Title: Chief Financial Officer


Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED


By: /s/ David Schwarzbach
    ----------------------------------
    Name:  David Schwarzbach
    Title: Vice President

                                                                     EXHIBIT A-1

                     OPINION OF U.S. COUNSEL FOR THE COMPANY

     The opinion of U.S. counsel for the Company, to be delivered pursuant to
Section 5(c) of the Subscription Agreement shall be to the effect that:

                                                                     EXHIBIT A-2

                 OPINION OF NETHERLANDS COUNSEL FOR THE COMPANY

     The opinion of Netherlands counsel for the Company, to be delivered pursuant to Section 5(c) of the Subscription Agreement shall be to the effect that:

                                                                     EXHIBIT A-3

                  OPINION OF HONG KONG COUNSEL FOR THE COMPANY

     The opinion of Hong Kong counsel for the Company, to be delivered pursuant to Section 5(c) of the Subscription Agreement shall be to the effect that:

                                                                     EXHIBIT A-4

                  OPINION OF JAPANESE COUNSEL FOR THE COMPANY

     The opinion of Japanese counsel for the Company to be delivered pursuant to
Section 5(c) of the Subscription Agreement shall be to the effect that:

                                                                     EXHIBIT A-5

               OPINION OF NETHERLANDS TAX COUNSEL FOR THE COMPANY

     The opinion of Netherlands tax counsel for the Company to be delivered pursuant to Section 5(c) of the Subscription Agreement shall be to the effect that:

                                                                     EXHIBIT B-1

                   OPINION OF U.S. COUNSEL FOR MORGAN STANLEY

     The opinion of U.S. counsel to Morgan Stanley to be delivered pursuant to
Section 5(d) of the Subscription Agreement shall be to the effect that:

                                                                       EXHIBIT C

                            [FORM OF LOCK-UP LETTER]

                                                          , 2003
                                             -------------

     Morgan Stanley & Co. Incorporated
        1585 Broadway
        New York, New York 10036

     Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into a Subscription Agreement (the "Subscription Agreement") with ASM International N.V., a public limited liability company organized under the laws of the Kingdom of the Netherlands (the "Company"), providing for the offering (the "Offering") by Morgan Stanley of $75,000,000 principal amount of 5.25% Convertible Subordinated Notes due 2010 (the "Securities"). The Securities will be convertible into shares of common stock of the Company, (euro)0.04 par value (the "Common Stock").

     To induce Morgan Stanley to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum relating to the Offering (the "Final Memorandum"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's share of Common Stock except in compliance with the foregoing restrictions.

     The undersigned understands that the Company and Morgan Stanley are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Subscription Agreement, the terms of which are subject to negotiation between the Company and Morgan Stanley.

                                         Very truly yours,


                                         ---------------------------------------
                                         (Name)

                                         ---------------------------------------
                                         (Address)

                                      C-2